Exhibit 23.0

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-90731) of Radyne ComStream Inc. and in the related Prospectus and in the Registration Statements (Form S-8 No. 333-41704, 333-90383 and 333-67469) pertaining to the 2000 Long-Term Incentive Plan, 1999 Employee Stock Purchase Plan and 1996 Incentive Stock Option Plan, respectively of Radyne ComStream Inc. of our report dated May 23, 2001, with respect to the consolidated financial statements of Tiernan Communications, Inc. included in this Current Report (Form 8-K/A).

/s/ ERNST & YOUNG LLP

San Diego, California June 22, 2001